Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

IVGN - Invitrogen Corporation at 23rd JP Morgan Healthcare Conference

Event Date/Time: Jan. 10. 2005 / 9:30AM PT

Event Duration: N/A

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FINAL TRANSCRIPT

IVGN - Invitrogen Corporation at 23rd JP Morgan Healthcare Conference

CORPORATE PARTICIPANTS

Tycho Peterson

J.P. Morgan - Healthcare Group

Greg Lucier

Invitrogen - President & CEO

PRESENTATION

Tycho Peterson - J.P. Morgan - Healthcare Group

Okay. Why don’t we go ahead and get started. I am Tycho Peterson from the Healthcare Group at J.P. Morgan. It is my pleasure to introduce our next company, Invitrogen. For those of you that may not be familiar with this story, this is a company in rapid transition. Through a combination of steady product introductions, international expansion in particular within Asia and M&A, Invitrogen has continued to build out its impressive portfolio of products in Molecular Biology and Cell Culture and today has revenues of over a billion annually.

This morning the Company also announced the acquisition of privately-held Zymed Laboratories, providing it with a solid platform to further expand its presence in antibodies. So here to tell you a bit more about the Company and some of its exciting developments, I am pleased to introduce CEO Greg Lucier.

Greg Lucier - Invitrogen - President & CEO

Good morning, everybody. It is a pleasure to be here. I am also joined by Adam Taich, our Head of Investor Relations, and Dave Hoffmeister, our Chief Financial Officer, and as Tycho said, I am Greg Lucier, President and CEO.

Before we get started, I would like to go through the normal administrative things we do and just to tell you that what I am about to say is protected under the Safe Harbor provisions and that we will be making forward-looking statements. Also, as part of our business plan, we share with investors pro forma net income and pro forma measurements, and for a completer reconciliation between GAAP and pro forma measures, you can go to our website at www.invitrogen.com for a complete reconciliation between those two.

So with that, let me get into the body of the presentation. Most of what I am going to share with you today is under the presumption that some of you are new to the story of Invitrogen. So what I would like to do is first ground you in the principles of what our Company does and where we are going with it.

For those of you more familiar with this story, we are going to provide some I think exciting updates about what we have done in just the last 30 days since our last call or last meeting to give you guidance for 2005. So with that, let me just talk about the Company and an overview of where we participate and what we do.

We are broadly participating in two market segments, BioDiscovery and BioProduction, and you can see on either side of the schedule they are multibillion dollar industries and supporting

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FINAL TRANSCRIPT

IVGN - Invitrogen Corporation at 23rd JP Morgan Healthcare Conference

very high-margin product lines that we can bring into those segments. On the BioDiscovery side we have almost a $600 million a year business, and on the Cell Culture side or BioProduction side close to $400 million.

We also enjoy very high gross margins, as I said, on the BioDiscovery side, 70-plus percent. And on the BioProduction side it’s a little lower, about 48 percent, but still has very high operating margins, pretax margins, if you will, for the business. And by virtue of these logos at the bottom, you can see that part of our strategy is to continue to grow vigorously in both of the segments through acquisitions. We will be talking about one of those this morning, Zymed Laboratories, that presents a first step in a multi-prong strategy to enter into the antibody space for us.

So $1 billion business today, one of the few over $1 billion, and plans to grow a lot bigger from here.

Now, what do we do? What we are trying to do is create the Invitrogen operating system that can basically provide all of the research tools that an organization would need from basic genomics all the way to the end in terms of producing a biological therapeutic or diagnostic. And in the world of potentially pressured budgets like the NIH or in Big Pharma, we think the need is more now than ever to create synthesized tools, matched reagents, standard protocols so that when you need to have a tool to do your research it’s consistent with the other things that you have already done. And so we do believe the world of consolidation is happening in research. We believe it plays to the advantage of Invitrogen that has probably the broadest product line and set of technologies in this industry, and our goal is to accelerate just that change. So the broadest and deepest product line is what we have, and then we bring that around the world through a very large distribution sales force.

And as Tycho said, today we added Zymed Laboratories, which fits into our functional genomics category, and we will talk about how we are going to move much more into the antibody space.

So as an update for some of you who hadn’t been familiar with our story, in December we gave guidance for 2005 that our revenues would be between 1 billion 80 and 1.1 billion, which excludes the effect of currency and future acquisitions that inevitably will take place in 2005 and that the growth rate would be between 6 and 8 percent on the topline. However, you can see that we’re going to leverage those revenues in very strong double digits across a number of measures through pro forma EPS growing at 15 to 17 percent, operating income up 10 percent and, importantly, free cash flow, something we keep our eye on quite acutely in this business, up 15 percent in spite of record capital expenditures.

So what we tell investors is that the picture you see here is the minimus that you’ll see and expect from Invitrogen over the next several years. We believe we can replicate this basic performance for several years to come, and we feel very bullish about the platform that we have to do that.

Now let me talk about one of the issues that lots of investors had talked to us about last year, which was organic growth, that you can’t just be a company that growths through acquisition; you have to be a company that creates real muscle fiber that can take those acquisitions plus its own internal development and do something more with it. What I like to do is just give you a little bit of retrospective look of how organic growth looks in this Company and what we are doing to continue to accelerate it.

If you go back to 2003 and to 2004, we had organic growth rates of 6 percent and 5 percent, respectively. However, inherent those growth rates was pricing that we were getting through a market segment we have called Fetal Bovine Serum. This is basically an input to the BioProduction process that over the last couple of years enjoyed very strong pricing and as you can see in that yellow bubble represented several percentage points of the organic growth in 2003, 1.5 percent, 1.5 points of the growth in 2004.

Going forward, when we look and we project a 6 to 8 percent organic growth rate for our entire business, we are not calculating any FBS pricing advantage, and so actually the growth rate for our business is even much faster than it had been in the past. And importantly, when we look to 2006, we think we can continue to accelerate the growth rate back up to an 8 to 10 percent organic growth rate, which we think is a very solid, good performance from which to build on top of pricing and acquisitions and grow in the very high teens over the next several years.

Now, how do we do that? We do that through new product introductions. We continue to do acquisitions and alliances like we announced today with Zymed or, just before Christmas, with Illumina, which we will talk about. We are having vigorous growth in Asia-Pacific. We are one of the few companies in the research business that has direct presence in just about every country in the world, and we continue to map out our continued expansion strategies in key companies so that we have the broadest distribution footprint to bring these technologies to customers.

And because we have such a big sales force, it’s all about getting more and more productivity out of that team, deeper and deeper relationships with researchers and executives that creates a real barrier to entry to others trying to get into our game. So we are revving the engine up, and we feel really good about the future.

Now, let me just give you some more particulars about how we do business around the world. This is, I think, a very telltale chart of just each region and how we participate. Canada for us is a good market; it’s about 45 professionals. And we use it as a great testing ground for new product ideas, new pricing systems; and, once we know we can get success in Canada, which is a smaller market but highly sophisticated in its research, we can take that across the world and know with pretty good certainty that the play we’re going to use is going to work.

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FINAL TRANSCRIPT

IVGN - Invitrogen Corporation at 23rd JP Morgan Healthcare Conference

In Europe we have about 30 percent of our revenues, a tougher business there. As you know, the biopharmaceutical climate for support by the capital markets is not as good and the money going into research on the university side is also challenged. Be that as it may, we continue to grow market share in Europe. We see this as a grind-it-out ground game, if you will, and it’s where we build our best managers, and we continue to grow pretty strong relative to a market that’s essentially flat. So we grow in the high single digits in Europe and it’s, for us, a pretty good business.

In Asia-Pacific one of our — it is our fastest growing region. We just added to it with an acquisition in China, Bio Asia, that gave us direct sales presence throughout the Company, where in the past we were just managing distributors, if you will. And we are growing in excess of 30 percent across Asia-Pacific. This year we will have over $100 million in Japan alone, so we are really gaining tons of market share across the Asia-Pacific area.

And then lastly, in the United States, this is really the core of the our business, just close to 400-500 professionals selling. We believe that with this presence we can consolidate market share at an account because we have such great relationships. So it’s the broadest distribution sales force. We continue to invest in it because it creates a great barrier to entry and we continue, then, to give those salespeople great new technologies to make them highly differentiated to everyone else walking in the door.

Let me talk about Zymed Laboratories. This acquisition was announced this morning. It’s a private company based here in San Francisco, 88 employees — a strong catalog of products in monoclonal antibodies and polyclonals. Great customer segmentation that really much matches what we do. The transaction was $60 million, and you can see what it will do for us in terms of this year and next year. And we have been purposely very conservative here. About $15 million in sales this year and 22 million next year.

What I would tell you is that we had analyzed the antibody space for sometime. It was a key hole we had in our portfolio, having products on either side of, if you will, the antibody space. And this plus our move into now research proteins represents a broad new frontier for this company, and we are very bullish that this first route, if you will, is going to allow us to grow a much more broader product line, and you will be hearing about that in subsequent months.

Just a little bit more in particulars about Zymed. They have two broad categories in which they compete. One is very fresh to us, Pathology. Over 600 products. They are really a leader in Pathology reagents. And, as we have learned and studied the Pathology market, we are very interested in this area, and it will be cause for us to do much further analysis to continue to move into a market like Pathology with our reagents.

And then in the Research market, which, again, is the products that we primarily provide today and it directly adds to our business, and we think that we can take a platform like this and really rapidly accelerate the growth rate. They don’t have Web ordering; we have a Web system that gets thousands of orders every day, so you can immediately move into that. They had a very small direct sales force. We can immediately add, with our very large sales force, their products. And so you can see how we could take this platform and really rapidly grow it from there.

As we said in previous discussions with you, our investors, we are also analyzing the reagent tool space for diagnostics. And this business and one of the reasons we acquired it is because it moved us into, we think, a very exciting and potentially explosive new area in diagnostics as a replacement for FISH. This is a product that is in clinical trials right now with Roche Therapeutics for HER2/neu and stay tuned for where we think we can do with this CISH technology. But it’s very promising and very much fits in with our strategy of being more of a tools provider into the diagnostic space.

The other update since our last get-together in December was to talk about a strategic collaboration with Illumina. We have a large oligos business. This is where you provide the base pairs, if you will, for basic research. It’s a market growing well in excess of 10 percent a year, but those volume growth estimates were being masked by pretty substantial price declines.

And so, as we looked at our business, we knew we had to stay in the business because customers buy that product as the first step to buying, then, subsequent research reagents. And so we decided what we had to do in there, whether we had to further invest in our own new technology or partner with somebody. And as we scoured the world and looked at competitors, Illumina, as a byproduct of their Genotyping business, was making the base pairs at an unbelievably low cost.

And so we went to them. They are a local San Diego company with us. And we said, if we matched our distribution with your technology, we could really gain massive market share in this oligos space, which is in excess of $300 million a year. And that’s what we announced just before Christmas. It’s a great collaboration. We will split the profits evenly, and we will take a business for us today which is of marginal profitability but we needed to be in it, to something that we can double, triple, quadruple in size and make Invitrogen-style type returns.

So I think it’s quite an elegant collaboration, and we are continuously looking at doing things like this across our product line.

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FINAL TRANSCRIPT

IVGN - Invitrogen Corporation at 23rd JP Morgan Healthcare Conference

Let me talk about R&D. We stated publicly that we wanted to move from our past, which was being a licensing type company and smaller development type work to be much more of a research and development company. In order to do that, we’d take our research budget up to 10 percent of sales.

You can look in the lower right hand corner of this chart, and you can see that we are making excellent progress on that. Now, we have continuous debates inside the Company of, should we immediately go to 10 percent of sales? But our goal is to continue to drive down G&A, take the savings there, put it to R&D and sustain great profit growth to our investors. And we think it’s a very prudent approach and an approach that gets us there in a very organized way.

On the top part of this chart, you can see our thinking right now about R&D. Where in the past we were thinking about Kits for Kids’ Sake, we are now thinking about applications of how we tie these kids together. And in the future your are going to see, I think, some really exciting breakthrough technologies from a scientific workforce that will be well in excess of 600 molecular biologists by the end of this year. And our goal is to become much, much more of a medical technologies company because we think we can do it.

And so these are the future aspirations we have for the Company, and you will be hearing more about that as time goes on.

Let me just give you a run of the landscape, if you will, of margins and metrics, if you will, for the business. Gross margins for the business will be sustained at about 61 percent. We are investing heavily in technology to accelerate some introduction of new product lines. R&D, as you can see, in ‘04 stayed at 7 percent of sales. But that’s in spite of adding well over $100 million of pure service revenue with the acquisition of BioReliance they had no R&D. So actually, R&D budget went up in ‘04 and, as you can see, will go to 8 percent in 2005.

We are doing that, as I said, by driving down SG&A, primarily just the G&A, and we continue to invest in the S, the sales. And with all of that we continue to drive up operating margin, pretax margin. To this year it will be 26 percent, and that’s really right in the range of where we want to be. We don’t want to be any higher than that, quite frankly, because we want to invest further in new technologies.

Cash flow — this is a great cash machine. We will generate $230 million of free cash flow, free and clear. We are going to get good one-turn improvement on working capital, and we are going to be spending about $55 million in capital expenditures — very prudent expenditures. But we are investing in a new computing infrastructure so we can be a great merchandiser of technology and we are investing in a new chemistry facility at our Molecular Probes business in Oregon to really accelerate some of the more in vivo work that we anticipate in the future.

Now, we get many questions about our debt. We have about $1 billion of debt. You can see its maturity. And the first one comes due in late 2006, December 2006, $500 million. We could spend the $1 billion of cash we have on our balance sheet today and still pay off that 500 million just through the free cash flow that we are generating inside this business today. So no worries on our ability to repay debt, and in fact you should think about our ability to spend that $1 billion in cash toward very accretive acquisitions, which we fully intend to do.

So just to give you some highlights of 2005, again we see strong double-digit growth on bottom line performance. And you can see at the bottom of the chart we’re giving you the quarterly breakouts of just how that revenue and pro forma EPS will take place.

This Company has a great tradition of growth. In 2004 we had a record year. Our revenues surpassed $1 billion for the first time. We had 31-percent growth in revenues, and on the bottom line at $2.89, which was the previous guidance we gave, that would be about a 30-percent growth in EPS. I am here today to confirm that we will be reporting above 2.89 when our results are released in February. We had a very, very strong fourth quarter, and we are very encouraged by the progress this Company is making over the last several quarters.

More exciting, though, for, I think, all of us is that 2006 is even going to be bigger. When we look ahead again, to summarize, we believe we can accelerate the organic growth rate of this Company to 8 to 10 percent. And the way we are going to do it is by all the things we have been announcing over the last 6 to 8 months. We got a very strong BioProduction pipeline. Whenever you hear a new biologic going into production, you should think about potentially that it’s the GIBCO media that’s being used there. We are grabbing over 50 percent of the market now for these new biologics and it’s because we have invested in very proprietary Cell Culture media.

The Zymed acquisition gives us a good move into antibodies and further into proteins, and you will be expecting to hear more about that. The Illumina partnership fixes an area of our business we had to be in and gives us great margins and great growth into the future. We talked earlier about nucleic acid, a $1 billion business dominated by one company today that we are now moving into, and we intend to really be a great second choice for customers in that space and we continue to drive this Company through great operational improvements to invest more in R&D.

So the pieces are in place for a great 2006. We couldn’t really be more excited about the business and where it stands today and what the future holds for us now. Thank you very much for listening, and we will see you next at the breakout.

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FINAL TRANSCRIPT

IVGN - Invitrogen Corporation at 23rd JP Morgan Healthcare Conference

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